SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 26, 2008, by and among Menachem Raphael (the “Purchaser”) and the sellers listed on Schedule I hereto (each a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers own ordinary shares, par value NIS 1.00 per share (“Ordinary Shares”), of Nur Macroprinters Ltd., a company organized under the laws of the State of Israel (the “Company”), and warrants to purchase Ordinary Shares of the Company (the “Warrants” and together with the Ordinary Shares, the “Securities”) as set forth on Schedule I hereto; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to Purchase the Securities from the Sellers, as set forth on Schedule I hereto, and the Sellers desire to sell the Securities to the Purchaser.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Sellers agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” of a specified Person shall mean a Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For this purpose, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean a day other than a Friday, Saturday, Sunday or other day on which banks in the State of Israel or the State of New York are not required or authorized to close.

“Encumbrances” shall mean mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands, voting trusts, voting agreements, rights of first offer or refusal and equities of any nature whatsoever and howsoever arising and any rights or privileges capable of becoming any of the foregoing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any agency, department, court or any other administrative, legislative or regulatory authority of any U.S., Israeli or other governmental body.

“Person” shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

SECTION 2. PURCHASE AND SALE OF SECURITIES

2.1 Purchase and Sale of the Securities.

(a) Subject to the terms and conditions set forth in this Agreement and in reliance upon each party’s representations set forth below, on the Closing Date, the Purchaser shall Purchase from each Seller and each Seller shall sell, transfer, convey and deliver to the Purchaser, free and clear of all Encumbrances, the Securities set forth opposite such Seller’s name on Schedule I hereto for the consideration specified in Section 2.1(b) below.

(b) The purchase price per Ordinary Share shall be $0.75 and the purchase price per Warrant is set forth on Schedule I hereto (subject, in each case, to equitable adjustment for stock splits, recombinations and similar events occurring between the date hereof and the Closing) (collectively, the “Purchase Price”). Except as otherwise indicated, all references in this Agreement to “$” or “dollars” shall be to US dollars (US$).

2.2 Closing.

(a) The closing of the sale and purchase of the Securities (the “Closing”) shall take place on the date hereof, subject to the satisfaction or waiver (by the applicable party) of all the conditions set forth in Sections 6 and 7, or such other date as the parties may agree in writing (the “Closing Date”), at the offices of Hughes, Hubbard & Reed LLP, One Battery Park Plaza, New York, N.Y. 10004, or such other location as the parties shall mutually agree.

(b) At the Closing, each Seller shall deliver or shall cause to be delivered to the Purchaser copies of an Escrow Agreement in the form set forth as Exhibit A hereto among the Purchaser, the Sellers and the designated Escrow Agent (the “Escrow Agreement”) duly executed by such Seller and the Escrow Agent. Pursuant to the terms of the Escrow Agreement, each Seller shall deliver or cause to be delivered to the Escrow Agent: (A) any and all original certificates and instruments evidencing the Securities and (B) Deeds of Transfer of Shares and Deeds of Transfer of Warrants relating to the Securities executed by the applicable Seller and witnessed (the items mentioned in sub-clauses (A) and (B) shall be referred to collectively as the “Conveyance Documents”).

(c) At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers copies of the Escrow Agreement duly executed by the Purchaser. Pursuant to the terms of the Escrow Agreement, the Purchaser shall transfer or cause to be transferred its aggregate respective Purchase Price as set forth on Schedule I to the Escrow Agent within four (4) Business Days from the date hereof, and pursuant to the terms of the Escrow Agreement, the Escrow Agent shall release the Conveyance Documents to the Purchaser upon receipt of the Purchase Price, and, subject to Section 2.2(d) below, the Escrow Agent shall thereafter distribute to each Seller its respective share of the Purchase Price as set forth in Schedule I to the account of such Seller; provided, however, that such released Purchase Price shall not, in any event, be made with respect to Securities for which Conveyance Documents have not been provided to the Escrow Agent.

(d) Notwithstanding anything to the contrary herein, $20,000 of the Purchase Price payable to Myles Wittenstein shall remain in escrow and shall be released by the Escrow Agent only upon the delivery to the Escrow Agent for the benefit of the Purchaser of stock powers executed by the Sellers with respect to all the Securities transferred pursuant to this Agreement with the signature of the respective Sellers guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, for itself and for no other Seller (subject to Section 5.7 with respect to Myles Wittenstein), hereby represents and warrants to the Purchaser as of the date hereof and the Closing Date, as follows:

3.1 Organization. If such Seller is an entity, such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2 Authorization; Enforcement. If such Seller is an entity, such Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery by such Seller of this Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Seller and no further action is required by such Seller. This Agreement has been duly executed by such Seller and constitutes the valid and legally binding obligation of such Seller, enforceable against it in accordance with its terms.

3.3 Ownership of Securities. Such Seller (i) is the sole legal owner of the Securities set forth opposite such Seller’s name on Schedule I, (ii) has good, valid and marketable title to such Securities free and clear of all Encumbrances and (iii) is conveying such Securities to the Purchaser free and clear of all Encumbrances that it may have created or suffered to exist. Such Seller has neither previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, any of the Securities or any rights thereunder, nor is such Seller party to any agreement other than this Agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, any of the Securities or any rights thereunder. Such Seller does not hold, and at any time during the past 12 months did not hold, directly or indirectly, shares of the Company possessing 10% or more of the voting power of the Company (without giving effect to any voting trust or voting agreement that gives voting power to another party and without giving effect to any warrants of the Company held by such Seller). Seller has no reason to believe that the Securities have not been duly and validly issued. When delivered to the Purchaser pursuant to the terms hereof, the Securities shall be fully paid and nonassessable, free and clear of all Encumbrances. Such Seller has delivered to the Purchaser true and complete copies of the Warrants being sold by such Seller pursuant to this Agreement.

3.4 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any (A) statute, law regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Seller is subject or (B) if such Seller is an entity, any provision of such Seller’s organizational documents (each as amended through the date hereof) or (ii) require any notice or consent under, any agreement to which such Seller is a party or by which such Seller is bound or to which the Securities are or may be bound or affected or result in the imposition of any Encumbrance upon the Securities.

3.5 Governmental Consents. Such Seller is not required to give any notice to, make any filings with, or obtain any authorization of any Governmental Authority in order for the parties to execute, deliver or consummate the transactions contemplated by this Agreement.

3.6 Exempt Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4.4, the offer and sale of the Securities as contemplated hereby are, to the best knowledge of the Sellers, exempt from the registration requirements of the Securities Act. Neither such Seller nor any Person acting on its behalf has taken or is, to the knowledge of such Seller, contemplating taking any action which could subject the offering or sale of such Securities to the registration requirements of the Securities Act. Neither such Seller, nor any of its Affiliates, nor any Person acting on their behalf, has engaged, nor will they engage, in any “direct selling efforts” (within the meaning ascribed to such term in Regulation S promulgated under the Securities Act (“Regulation S”)) with respect to the sale of the Securities. The sale of the Securities by such Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act.

3.7 Fees. No fees or commissions will be payable by such Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Seller.

3.8 Future Profits. Such Seller is aware that the Purchaser in the future may generate greater value with respect to its Securities than such Seller will receive for such Securities pursuant to this Agreement, especially since the Purchaser or a related entity thereof is a member of the controlling group of the Company and the Securities may be added to the control block. Such Seller is also aware that the Purchaser or a related party thereof may purchase securities of the Company from other shareholders of the Company, including large shareholders, either alone or together with other purchasers, for consideration that may exceed the consideration payable pursuant to this Agreement and/or pursuant to other terms and conditions that may be more favorable to the sellers than the terms and conditions of this Agreement. Such Seller waives any right to receive any consideration for selling its Securities to the Purchaser (other than the consideration specifically payable pursuant to this Agreement) and waives any possible claim against the Purchaser with respect to the fairness of the purchase price payable hereunder.

3.9 Residency. Such Seller, and each owner of such Seller, including without limitation, any limited partner, general partner, member of an LLC, shareholder or beneficial owner of any incorporated or other legally formed entity, represents that he/it is a resident of the United States for tax purposes, is entitled to benefit as such from the provisons of the U.S.-Israel Tax Treaty and will report as and when required the transaction contemplated by this Agreement to the U.S. Internal Revenue Service in accordance with applicable law and regulations. Such Seller is not a resident of the State of Israel for tax purposes and did not spend more than an aggregate of 183 days in Israel during 2007.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers, as of the date hereof and the Closing Date, as follows:

4.1 Organization; Authorization; Enforcement. The execution and delivery by such Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Purchaser and no further action is required by such Purchaser. This Agreement has been duly executed by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

4.2 Exempt Offering.

(a) Such Purchaser understands and agrees that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Such Purchaser warrants that neither it nor any of its Affiliates nor any Person acting on their behalf has offered or sold, or will offer or sell, any Securities except in an “offshore transaction” in accordance with Regulation S or otherwise pursuant to an exemption from the Securities Act.

(b) No Persons acting on behalf of such Purchaser or any of its Affiliates has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) with respect to the Securities.

(c) Such Purchaser is an experienced investor and is purchasing the Securities for the purpose of investment for its own account and not with a view to distribution or resale, directly or indirectly, to United States persons, in the United States or otherwise in violation of the United States securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable securities laws. Such Purchaser is not located in the United States and is not a “U.S. person” (as defined in Regulation S).

(d) The contemplated purchase of the Securities is not part of a plan or scheme to evade the registration provisions of the Securities Act.

4.3 Fees. No fees or commissions will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Sellers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of a Purchaser.

4.4 Purchaser Status. Since such Purchaser or an entity related to such Purchaser is a member of the controlling group of the Company and is therefore fully and intimately aware of the legal, financial and business status and affairs of the Company, such Purchaser has not found it necessary to conduct any “due diligence” examination of the Company. Further, such Purchaser has expressly waived the receipt of any warranties and representations from the Sellers as to the Company. Such Purchaser waives any right to rescind this Agreement and/or to obtain any refund or reduction in the consideration to be paid to the Sellers hereunder for the Securities and waives any possible claim against the Sellers with respect to the fairness of the purchase price payable hereunder, even in the event that following the Closing of the sale transaction hereunder, any additional or new facts shall come to the attention of such Purchaser regarding the Company of which such Purchaser may not have been aware at time of execution of this Agreement.

4.5 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any statute, law regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which such Purchaser is subject or (ii) require any notice or consent under, any agreement to which such Purchaser or an Affiliate thereof is a party or by which such Purchaser is bound.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Further Assurance. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby as promptly as practicable. Without derogating from the generality of the foregoing, each Seller as promptly as practicable following the Closing shall deliver to the Escrow Agent for the benefit of the Purchaser executed stock powers with respect to all the Securities transferred by it pursuant to this Agreement with the signature of such Seller guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program. Each such party shall use its reasonable efforts (i) to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable and (ii) to assist each of the other parties, to the extent practicable and reasonable under the circumstances, to do the same. Each Seller hereby appoints the Purchaser as its attorney in fact to take any action in the name and on behalf of such Seller that may be required to register the transfer of the Securities to the Purchaser in the books of the Company or its transfer agent following the Closing.

5.2 Publicity and Confidentiality. The parties shall not disclose the terms of this Agreement to any third party, nor issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without first obtaining the prior consent of the other parties to this Agreement, provided that a party shall not be precluded from making such filings or giving such notices as may be required by law or the rules of any stock market, including without limitation, with an amendment to the Purchaser’s Schedule 13D (or that of a related party).

5.3 Dividends and Distributions. The Sellers will promptly pay or transfer to or to the order of the Purchaser, upon receipt by the Sellers, any dividend or distribution declared or other rights declared or distributed by the Company in respect of the Securities purchased by such Purchaser for which a record date occurs on or after the Closing Date and which are paid or distributed by the Company to the Sellers after the Closing Date. To allay any doubt that may arise by a delay in registering any securities in the name of the Purchaser following the Closing, effective from the Closing, each Seller hereby appoints the Purchaser as its proxy to vote the Ordinary Shares subject to this Agreement on any matter coming before the shareholders of the Company. The aforesaid proxy shall immediately expire in the event that this Agreement is terminated by the Sellers in accordance with Section 5.6 below. Purchaser is aware that the Company disputes the right of Sellers to vote the Securities prior to the Closing with respect to such Securities.

5.4 No Deductions. No Purchaser shall withhold, decduct or set-off any withholding taxes, or other taxes, fees, levies, bank transfer fees or any any other sums whatsoever from the Purchase Price transferred to the Escrow Agent.

5.5 Notice of Changes. The parties undertake to notify each other promptly upon any change affecting any of their respective representations and warranties in this Agreement or their ability to perform any of their respective obligations hereunder.

5.6 Termination. This Agreement may be terminated by the Purchaser, on the one hand, or the Sellers, on the other hand, if the Closing shall not have occurred by no later than 60 days from the date of this Agreement, or such later date as may be agreed upon in writing by the parties hereto; provided, however, that the right to terminate this Agreement under this Section 5.6 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date. No such termination shall relieve any party from liability for any prior breach of this Agreement. Sellers shall have the right to immediately terminate this Agreement in the event that the Purchaser shall fail within 4 Business Days of the date of signature of this Agreement to transfer to the Escrow Agent the full aggregate Purchase Price payable to the Sellers pursuant to Section 2.2 in relation to the Conveyance Documents which have deposited with the Escrow Agent and which have been presented to Purchaser.

5.7 Severability Among the Sellers. This Agreement is drafted as one agreement between the Purchaser and the Sellers as a group, for the sake of convenience only. However, subject to the following sentence, it is confirmed and agreed that there shall be no joint liability among the Sellers, and a failure to perform by one Seller shall not be attached to any other Seller, and that, subject to the other terms of this Agreement, the Purchaser shall not be entitled to rescind or terminate this Agreement as to those Sellers who have performed their obligations hereunder. Notwithstanding anything else to the contrary herein, Myles Wittenstein shall be jointly and severally liable with the other Sellers with respect to all of the Sellers’ obligations hereunder.

5.8 Seller Representative.

(a) Myles Wittenstein is hereby appointed as the representative of the Sellers (the “Seller Representative”) in connection with this Agreement and the consummation of the transactions contemplated hereby, and is authorized to act for the Sellers and in the Sellers’ name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated hereby, including to: (i) deliver all notices required to be delivered by the Sellers under this Agreement, including any notice of a claim for which indemnification is sought under Section 8 and any notice of a third party claim under Section 8.3; (ii) receive all notices required to be delivered to the Sellers under this Agreement, including any notice of a claim for which indemnification is sought under Section 8 and any notice of a third party claim under Section 8.3.

(b) A decision, act, consent or instruction of the Seller Representative (an “Authorized Action”) shall constitute a decision, act, consent or instruction of all the Sellers and shall be final, binding and conclusive upon each such Seller, and the Purchaser may rely upon any Authorized Action of the Seller Representative as being the decision, act, consent or instruction of each and every Seller. The Purchaser is hereby relieved from any liability to any Seller for any acts done by it in accordance with such Authorized Action.

5.9  Fees of the Escrow Agent. The Sellers will be solely responsible for the fees and costs of the Escrow Agent incurred in connection with this Agreement and pursuant to the terms and conditions of the Escrow Agreement.

SECTION 6. THE PURCHASER’S CLOSING CONDITIONS

The obligation of the Purchaser to purchase the Securities on the Closing Date, as provided in Section 2 hereof, shall be subject, in the absence of a written waiver by such Purchaser, to the performance by each Seller of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

6.1 Representations and Warranties. The representations and warranties of each Seller contained in this Agreement shall be true and correct in all respects on and as of the Closing Date as though such warranties and representations were made at and as of such date.

6.2 Compliance with Agreement. Each Seller shall have performed and complied in all respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

6.3 Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

6.4 Closing Documents. The Sellers shall have delivered to the Purchaser all instruments and documents required to be delivered by them pursuant to Section 2.2(b) and all such instruments and documents shall be in form and substance reasonably satisfactory to the Purchaser.

SECTION 7. THE SELLERS’ CLOSING CONDITIONS

The obligation of the Sellers to sell the Securities on the Closing Date, as provided in Section 2 hereof, shall be subject, in the absence of a written waiver by the Sellers, to the performance by the Purchaser of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

7.1 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true on and as of the Closing Date in all respects as though such warranties and representations were made at and as of such date.

7.2 Compliance with Agreement. The Purchaser shall have performed and complied in all respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

7.3 Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

SECTION 8. INDEMNIFICATION

8.1  Indemnification by the Sellers. The Sellers shall, subject to Section 5.7, severally, indemnify, defend and hold harmless the Purchaser, its affiliates and their respective directors, officers, employees or representatives, from and against any and all claims, costs, expenses, damages, liabilities or losses (including, without limitation, from and against any judgment, settlement, reasonable attorneys’ fees and other reasonable out-of-pocket costs or expenses incurred in connection with the defense of any action or threatened action or proceeding) (collectively, “Claims”) to the extent relating to or arising out of any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement.

8.2  Indemnification by the Purchasers. The Purchaser agrees to indemnify, defend and hold harmless the Sellers from and against any and all Claims to the extent relating to or arising out of any breach of any representation, warranty, covenant or agreement of such Purchaser contained in this Agreement.

8.3  Third Party Claims Relating to Representations and Warranties. Promptly after the receipt by any of the Sellers or the Purchaser of notice of any claim, action, suit or proceeding by any person or entity who is not a party to this Agreement (collectively, an “Action”) relating to an representation or warranty given by a party under this Agreement and which is subject to indemnification hereunder, such party (the “Indemnified Party”) shall give written notice of such Action to the party from whom indemnification is claimed (the “Indemnifying Party”). The Indemnified Party’s failure to so notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Section 8, except to the extent the Indemnified Party’s failure to so notify actually and materially prejudices the Indemnifying Party’s ability to defend against such Action. Unless otherwise agreed by the parties, the Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall: (i) admit in writing to the Indemnified Party, the Indemnifying Party’s liability to the Indemnified Party for such Action under the terms of this Section 8; (ii) notify the Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof; and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees and expenses, (B) any relief other than the payment of money damages is sought against the Indemnified Party or (C) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party. No Indemnifying Party shall, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action in which any relief is sought against any Indemnified Party unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant, petitioner or plaintiff, as applicable, to such Indemnified Party of a release from all liability with respect to such Action. It is hereby clarfied and agreed that the Indemnifying Party’s admission referred to in clause (i) above of its liability to the Indemnified Party for an Action filed on the grounds set forth in this Section 8.3 shall not be deemed as an admission that any liablity exists by the Indemnifying Party toward any party other than toward the Indenminfied Party.

8.4  Survival of Representations and Warranties. The representations and warranties of the Sellers and the Purchaser contained in Sections 3 and 4, respectively, shall survive the Closing.

8.5  Other Third Party Claims. Promptly after the receipt by any of the Sellers or the Purchaser of notice of any Action not relating to a representation or warranty given by a party under this Agreement, which is subject to indemnification hereunder, such party shall give written notice of such Action to the Indemnified Party. The Indemnified Party’s failure to so notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Section 8 except to the extent the Indemnified Party’s failure to so notify actually and materially prejudices the Indemnifying Party’s ability to defend against such Action. Unless otherwise agreed by the parties, the Indemnifying Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action, provided that the Indemnifying Party shall (i) notify the Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof; and (ii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees and expenses, (B) any relief other than the payment of money damages is sought against the Indemnified Party or (C) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party. No Indemnifying Party shall, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action in which any relief is sought against any Indemnified Party unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant, petitioner or plaintiff, as applicable, to such Indemnified Party of a release from all liability with respect to such Action.

SECTION 9. MISCELLANEOUS

9.1 Governing Law.

(a) With respect to claims brought against the Purchaser (or its respective affiliates, directors, officers, shareholders, employees or agents), (i) all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced solely in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof and (ii) each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced in the competent courts located in Tel-Aviv, Israel.

(b) With respect to claims brought against any Seller (or its respective affiliates, directors, officers, shareholders, employees or agents), (i) all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced solely in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof and (ii) each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced in any competent Federal or State court located in New York, NY.

(c) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of either the New York, NY or Tel-Aviv courts (as applicable, in accordance with clauses (a) and (b) above) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

9.2 Paragraph and Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

9.3 Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by a U.S.- based overnight courier or by registered mail or certified mail, postage prepaid:

if to the Purchaser:

Menahem Raphael
c/o Goldfarb, Levy, Eran, Meiri & Co.
2 Weizmann Street
Tel-Aviv 64239, Israel
Facsimile: +972-3-521-2212
Attention: Adam M. Klein, Adv.

each notice to the Purchaser, with a copy to (which shall not constitute notice):

Goldfarb, Levy, Eran, Meiri & Co.
2 Weizmann Street
Tel-Aviv 64239, Israel
Facsimile: +972-3-521-2212
Attention: Adam M. Klein, Adv.

if to the Sellers: to the addresses set forth in Schedule II.

each notice to the Sellers, with a copy to (which shall not constitute notice):

Meir Fuchs, Adv.
16 Haim Hazaz Street
Tel Aviv, 69407, Israel
Facsimile: +972-3-6999207

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery (of if such date is not a Business Day, on the next Business Day); if mailed by courier, on the second Business Day following the date of such mailing; and if mailed by registered or certified mail, on the fifth Business Day after the date of such mailing.

9.4 Expenses. The parties acknowledge that, unless otherwise provided herein, all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby are the sole responsibility of each respective party and the parties will pay their respective costs and expenses.

9.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No party shall be entitled to assign this Agreement without the consent of the other parties.

9.6 Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Sellers and the Purchaser. Notwithstanding the foregoing, subject to the applicable securities law, the Purchaser shall be entitled to assign this Agreement to any Affiliates of the Purchaser without such consent, provided that at the time of such assignment, (i) each Seller is given written notice by the Purchaser at the time of such assignment stating the name and address of such assignee, and the number of Securities with respect to which such assignment is being made, and that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation, the provisions of this Section 9.6 and (ii) each assignee shall furnish the Sellers and with the assignee's written agreement to be bound by this Agreement and confirming the accuracy of the representations and warranties set forth in Section 3 with respect to such assignee. Notwithstanding any such assignment, the Purchaser shall continue to be responsible for the timely and full payment of the Purchase Price to the applicable Seller.

9.7 Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

9.9 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Sellers will be entitled to specific performance under this Agreement.

9.10 No Third-Party Beneficiaries. Except as otherwise set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assignees.

IN WITNESS WHEREOF the parties have signed this Securities Purchase Agreement as of the date first hereinabove set forth.

THE PURCHASER:

/s/ Menahem Raphael
Menahem Raphael

THE SELLERS:

/s/ Myles Wittenstein
Myles Wittenstein

/s/ Mark Wittenstein
Mark Wittenstein

/s/ Amy Wittenstein
Amy Wittenstein

/s/ Todd Wittenstein
Todd Wittenstein

/s/ Barbara Stoller
Barbara Stoller

Schedule I

The Sellers

Seller Name	Number of Shares	Number of Warrants (Exercise Price)	Purchase Price Per Warrant	Aggregate Purchase Price for Shares and Warrants
Myles Wittenstein	605,349	288,462 ($0.52)	$0.23	520,358
Mark Wittenstein	40,645	14,423 ($0.52)	$0.23	33,801
Todd Wittenstein	483,871	86,538 ($0.52)	$0.23	382,807
Barbara Stoller		14,423 ($0.52)	$0.23	3,317
Total	1,129,865	403,846		940,283

Schedule II

Addresses of the Sellers

Seller Name	Seller Address
Myles Wittenstein	50 Park Avenue, #10A, New York, NY 10028
Mark Wittenstein	Same
Mark and Amy Wittenstein	Same
Todd Wittenstein	Same
Barbara Stoller	Same